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                                                                   Exhibit 99.10

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 18 to Registration Statement No. 33-4026 on Form N-1A of our report dated December 7, 2000 appearing in the Annual Report of Merrill Lynch EuroFund for the year ended October 31, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration
Statement.


/s/ Deloitte & Touche LLP

Princeton, New Jersey
February 5, 2001